Exhibit 99.2

FIXCO Invest S.A.S.
Unaudited Interim Condensed Consolidated Balance Sheet
As of March 31, 2021 and September 30, 2021
(In thousands, unaudited)

	Notes	March 31, 2021	September 30, 2021

		Net value	Gross values	Amortization Depreciation	Net value
Goodwill	6.10	€182,431	€182,575	€-	€182,575
Intangible assets	6.11	128,355	146,042	(20,231)	125,811
Property, plant and equipment	6.12	41,757	131,839	(91,272)	40,567
Financial assets	6.13	443	439	-	439
Total fixed assets		€352,986	€460,895	€(111,503)	€349,392
Inventories	6.14	59,798	69,925	(3,616)	66,309
Trade accounts receivable	6.15	53,917	57,507	(3,155)	54,352
Other receivables	6.16	8,302	8,350	-	8,350
Short term deposits		396	3,046	-	3,046
Cash and cash equivalents		17,986	21,512	-	21,512
Deferred tax assets	6.17	4,534	2,816	-	2,816
Total current assets		€144,933	€163,155	€(6,771)	€156,384
Total assets		€497,919	€624,050	€(118,274)	€505,776
Share capital	6.22	65,025	-	-	65,025
Additional paid-in capital		64,547	-	-	64,547
Retained earnings		(4,702)	-	-	4,407
Foreign exchange translation adjustment		(677)	-	-	(654)
Net income		9,109	-	-	5,877
Equity attributable to owners of the parent company		133,302	-	-	139,202
Non-controlling interests		852	-	-	1,023
Total Stockholder’s Equity		€134,154	-	-	€140,225
Provisions	6.18	7,452	-	-	7,537
Deferred tax liabilities	6.17	15,142	-	-	14,081
Loans and financial debt	6.19	289,846	-	-	290,838
Trade accounts payable	6.20	36,373	-	-	31,694
Other liabilities	6.21	14,952	-	-	21,401
Total Liabilities		€363,765	-	-	€365,551
Total Liabilities and Stockholders’ Equity		€497,919	-	-	€505,776

FIXCO Invest S.A.S.
Unaudited Interim Condensed Consolidated Statement of Operations
For the Six Months Ended September 30, 2021 and September 30, 2020
(In thousands, unaudited)

	September 30, 2020	September 30, 2021
Total Operating Income	€99,175	€140,102
Revenue	102,788	137,150
Other income	(3,613)	2,952
Total Operating expenses	(82,809)	(114,680)
Purchases consumed	(40,177)	(58,910)
Taxes other than income tax	(1,249)	(1,221)
Personnel expenses	(20,149)	(24,387)
Other operating expenses	(15,737)	(21,145)
Depreciation and amortization	(5,497)	(9,017)
Operating income (loss)	€16,366	€25,422
Financial income	555	85
Financial expenses	(9,877)	(9,818)
Net financial income (loss)	€(9,322)	€(9,733)
Consolidated income (loss) before extraordinary items and income tax	€7,044	€15,689
Extraordinary income	69	12
Extraordinary expenses	(209)	(471)
Extraordinary income (loss)	€(140)	€(459)
Consolidated income (loss) before income tax	€6,904	€15,230
Current income tax	(5,301)	(8,524)
Deferred income tax	(966)	(658)
Consolidated net income (loss)	€637	€6,048
Non-controlling interests	43	171
Net income - Group share	€594	€5,877

FIXCO Invest S.A.S.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
For the Six Months Ended September 30, 2021 and September 30, 2020
(In thousands, unaudited)

	September 30, 2020	September 30, 2021
Operating Activities
Consolidated net income	€637	€6,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,069	8,527
Deferred income taxes	966	658
Changes in operating assets and liabilities:
Inventory change	4,532	(6,478)
Changes in receivables and payables	(1,529)	(147)
of which changes in receivables	(5,347)	(1,884)
of which changes in payables	3,818	1,737
Cash flows from (used in) operating activities	€9,675	€8,608
Investing Activities
Capital expenditure - intangible assets	€(570)	€(242)
Capital expenditure - tangible assets	(1,111)	(1,430)
Changes in financial assets	-	4
Impact of the changes on consolidation scope	(2,862)	(141)
Cash flows from (used in) investing activities	€(4,543)	€(1,809)
Financing Activities
Proceeds from borrowings	6,830	183,967
Repayment of borrowings	(33,341)	(184,656)
Cash flows from (used in) financing activities	€(26,511)	€(689)
Effect of exchange rate changes	(41)	(6)
Change in Cash Statement	(21,420)	6,104
Cash position at beginning of year	49,696	18,372
Cash position at end of the period	28,276	24,476

Cash and cash equivalents	21,951	21,512
Short-term deposits	6,350	3,046
Bank overdrafts	(20)	(82)
Short-term banks borrowings (treasury liabilities)	(5)	-
Total	€28,276	€24,476

FIXCO Invest S.A.S.
Unaudited Interim Condensed Consolidated Statements of Stockholders’ Equity
For the Six Months Ended September 30, 2020
(In thousands, unaudited)

	Share Capital	Additional paid-in capital	Foreign exchange translation adjustment	Retained earnings	Net income	Equity attributable to owners of the parent company	Non-controlling interests	Total Stockholders’ Equity
Balance as at March 31, 2020	€64,994	€64,578	€(271)	€(6,397)	€1,644	€124,548	€-	€124,548
Capital increase	28	(28)	-	-	-	-	-	-
Allocation of net income from previous year	-	-	-	1,644	(1,644)	-	-	-
Foreign exchange translation adjustment	-	-	(226)	-	-	(226)	-	(226)
Net income	-	-	-	-	594	594	43	637
Other changes	-	-	-	81		81	53	134
Changes in non-controlling interest (*)	-	-	-	-	-	-	552	552
Balance as at September 30, 2020	€65,022	€64,550	€(497)	€(4,672)	€594	€124,997	€648	€125,645
(*) Following to the acquisition of CLEAS on July 20, 2020

FIXCO Invest S.A.S.
Consolidated Statements of Stockholders’ Equity
For the Six Months Ended September 30, 2021
(In thousands, unaudited)

	Share Capital	Additional paid-in capital	Foreign exchange translation adjustment	Retained earnings	Net income	Equity attributable to owners of the parent company	Non-controlling interests	Total Stockholders’ Equity
Balance as at March 31, 2021	€65,025	€64,547	€(677)	€(4,702)	€9,109	€133,302	€852	€134,154
Allocation of net income from previous year	-	-	-	9,109	(9,109)	-	-	-
Foreign exchange translation adjustment	-	-	23	-	-	23	-	23
Net income	-	-	-	-	5,877	5,877	171	6,048
Balance as at September 30, 2021	€65,025	€64,547	€(654)	€4,407	€5,877	€139,202	€1,023	€140,225

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 2. Basis of preparation
2.1. Information of the Group
FIXCO Invest S.A.S. (referred to as “FIXCO Invest” or the “Company”) is a French Société par Actions Simplifiée created on July 12, 2018 subject to the provisions of the French Code of Commerce. Its head office is located at 66 Route de Sartrouville LE PECQ (78).
On September 20, 2018, FIXCO Invest acquired ECHEZEAUX Groupe and became the parent company of the Group for which preparation of consolidated financial statements is mandatory.
These Unaudited Interim Condensed consolidated financial statements as of September 30, 2021 and for the 6-month periods ended September 30, 2021 and 2020, have been prepared in the context of the acquisition of FIXCO Invest by Simpson Manufacturing Co, Inc. and were approved by the Chairman of FIXCO Invest S.A.S. on 13 June 2022.
2.2. French accounting principles
The Unaudited Interim Condensed consolidated financial statements of FIXCO Invest as of September 30, 2021 and for the 6-month periods ended September 30, 2021 and 2020 have been prepared in accordance with generally accepted accounting principles in France, including Rule 99-02 of the French Accounting Standards Board (“Comité de la Réglementation Comptable” - CRC).
2.3. Basis of consolidation
The Unaudited Interim Condensed consolidated financial statements include the financial statements of FIXCO Invest and its subsidiaries as of September 30, 2021 and for the 6-month periods ended September 30, 2021 and 2020, prepared in accordance with consistent accounting methods and on a historical cost basis.
The annual consolidated accounts are closed on March 31 of each year.
2.4. Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period.
The underlying estimates and assumptions are based on past experience and other factors considered reasonable given the circumstances, particularly relating to the current economic and financial crisis. They thus serve as a basis for the exercise of the judgment made necessary to determine the book values of assets and liabilities, which cannot be obtained directly from other sources. Actual results could differ from those estimates. The underlying estimates and assumptions are reviewed on an ongoing basis.
The impact of changes in accounting estimates is recognized during the period of the change if it only affects this period or during the period of the change and subsequent periods if they are also affected by the change. They mainly concern the appreciation of the value of fixed assets and operating assets.
2.5. Consolidation methods
All entities held directly or indirectly by FIXCO Invest are fully consolidated. Indeed, FIXCO Invest exercises exclusive control over all these entities.
Exclusive control is presumed when the Group has held for two successive financial years, directly or indirectly, a fraction greater than 40% of the voting rights, and no other shareholder holds, directly or indirectly, a fraction greater than theirs. Exclusive control is the power to govern the financial and operating policies of a business in order to benefit from its activities.
2.6. Business combinations and goodwill
At the date of acquisition, the identifiable assets, liabilities and contingent liabilities of the acquired entities are valued individually. Regulation 99-02 §2110 specifies that the analyzes and expert appraisals necessary for the initial assessment of these elements, as well as their possible correction in the event of new information, may take place at the latest at the end of the financial year opened after the one, within which the acquisition was observed.
Positive goodwill, the difference between the cost of acquisition of the entity's securities (including the related costs net of tax) and the acquired share of the net assets revalued, is recorded in the assets of the consolidated balance sheet under “Goodwill”. Any potential negative surplus is taken to income over a period that must reflect the assumptions used and the conditions determined at the time of acquisition.
In accordance with ANC regulation 2015-07 of 11-23-2015, approved by decree of 12-4-2015, applicable from January 1, 2016, goodwill for which useful life has no foreseeable limit are no longer amortized. Goodwill are then subject to an impairment test at least once per fiscal year. Goodwill for which useful life is limited remains depreciable over this period, or exceptionally, when it cannot be reliably determined, over 10 years.
The goodwill appearing in the consolidated balance sheet (see note 6.10) have been considered as goodwill for which useful life is not limited, and consequently, are not amortized but are subject to an annual impairment test. FIXCO Invest Group performs this impairment test on the net value of goodwill every year on March 31 of each financial year and each time there is an indication that an asset may be impaired.
The net book value of goodwill together with the group of assets (including the brands) to be allocated to the goodwill is compared to its present value, determined according to a multiple of EBITDA (market value), and to its value in use, determined based on discounted future cash flows. The recoverable value is understood as the higher between the value in use and the market value. If the recoverable value is lower than the net book value, impairment of goodwill shall be recognized.
As of September 30, 2021 and 2020, there was no indication of the need to conduct impairment tests on goodwill and other intangible assets.
2.7. Translation of financial statements denominated in foreign currencies
Assets and liabilities of foreign subsidiaries are translated into euros at the exchange rate in effect on the reporting date, except for stockholders' equity, which is stated at historical value.
Income statements in foreign currencies are translated into euros at the average rates for the period. Translation differences resulting from these different rates are recognized in equity under the heading “Foreign exchange translation adjustment”.
2.8. Elimination of intragroup transactions
Intragroup transactions and intragroup assets and liabilities between fully consolidated companies are eliminated.
Similarly, income and expenses arising from intragroup transactions (dividends, provisions for risks and charges constituted due to losses suffered by the consolidated entities) are neutralized. The elimination of intragroup transactions is split between the group share and the minority interests in the entity that generated the results.
3. Summary of Significant Accounting Policies and Methods
The consolidated accounts are prepared in accordance with accounting principles:
•going concern,
•independence of financial years,
•and consistency principle.

3.1. Intangible assets
Intangible assets are valued at their entry cost. Trademarks are not amortized given their estimated indefinite residual life.
The ETANCO brand is a market leader in fastening systems and has a strong reputation among the public. The FRIULSIDER brand is the second brand in Italy. SYSTEA is positioned in the niche segment of substructure systems for ventilated facades.
The brands were valued using the royalty method during the purchase price allocation exercise:
•ECHEZEAUX Groupe acquisition: discounted future royalties have been calculated on the basis of 4% of revenues from the group business plan.
•SYSTEA acquisition: the royalties rate applied was 2%. It was estimated on the basis of the characteristics of the brand and the comparison with the sectorial royalties’ rates.
There is no reason to believe that the three brands and the products related to these brands have suffered a loss of value.
Customer relationships identified at acquisition date were measured using excess earnings method and are amortized over their useful lives based on historical attrition.

Research and development costs are recognized as operating expenses.
3.2. Property, plant and equipment
Property, plant and equipment are valued at their acquisition cost and depreciated according to the following average durations:

Buildings	15 to 25 years straight line
Fixtures and Installations	10 years straight line
Machinery and Equipment	3 to 5 years straight line
Transport Equipment	5 years straight line
Office Equipment and Furniture	5 years straight line
Computer and IT Equipment	3 years straight line

3.3. Fixed assets financed through finance leases
Fixed assets financed by leasing are recognized as assets on the balance sheet for their value stipulated in the contract. They are depreciated according to the same rules as if they had been acquired in full ownership.
These fixed assets are considered as purchased on credit; the corresponding debt is thus recorded as a liability and a related financial expense is recognized.
3.4. Financial assets
Investments in non-consolidated entities and other financial assets are recognized on the balance sheet at their acquisition costs and are, if necessary, impaired to take account of their net realizable value at the closing date.

3.5. Impairment of assets
When there is any indication that the value of tangible and intangible assets is likely to be called into question at the closing date, an impairment test is carried out. The net book value of the fixed asset is then compared to its present value and an impairment is recorded when the present value is lower than the net book value. Present value is the higher of market value or value in use. The market value is calculated in particular according to the net cash flows expected from these assets.
3.6. Provisions for risks and charges
Provisions are recorded when, at the closing date, there is an obligation of the Group with regard to a third party resulting from a past event, the settlement of which should result for the Group by an outflow of resources for the benefit of this third party without at least equivalent consideration expected from the latter.
This obligation may be legal, regulatory or contractual. It may also result from Group practices or public commitments that have created a legitimate expectation by third parties concerned that the Group will assume certain responsibilities.
The estimate of the amount recognized in the provision corresponds to the outflow of resources that the Group is likely to have to bear to settle its obligation. If no reliable valuation can be made, no provision is recognized. Information is then provided in the notes to the consolidated financial statements.
3.7. Inventory
Materials and products are valued at their acquisition costs and finished products at their cost price. When the net realizable value is lower than the value established using the weighted average unit cost method, a depreciation is recognized for the difference.
3.8. Transactions in foreign currency
Transactions denominated in foreign currencies are translated at the exchange rate in effect at the time of the transaction. At the closing date, receivables and payables denominated in foreign currencies are translated on the basis of the closing exchange rate. The resulting translation differences are recognized in operating income.

3.9. Pension benefit

The valuation of pension benefit is carried out, for most consolidated French companies, by using the preferential actuarial method in accordance with ANC recommendation 2013-02. The provision for retirement and post-employment benefits in the balance sheet corresponds to the discounted value of the pension commitments, less the fair value of plan assets. Changes in actuarial assumptions are recognized in profit or loss.
3.10. Revenue
Revenue comes mainly from the sales of fastening system for the building envelope and the structural work for four main families: waterproofing, roofing / over roofing, cladding and facade. These sales are made to building manufacturers or other structures such as railways and to professional distributors, mainly on the European market. The group sets the selling price and keeps the control of the goods forehand, prior to transferring them to customers. Revenue is recognized when the transaction is completed, and ownership transferred.
3.11. Issuance costs, loan redemption premiums, interest rate swaps and cap on borrowings
Loan issue costs are amortized over the term of the loans, i.e., 9 years.
Interest rate swaps and caps are considered off-balance sheet. The effects of such derivative instruments qualified as hedging instruments are recognized in the statement of operations symmetrically to the hedged item.
3.12. Extraordinary income and loss
Income and expenses which, by their nature, their occurrence, or their significant nature, do not relate to the group's current activities, are recognized in extraordinary income.
3.13. Current and deferred taxes
Taxes resulting from the following items have been recognized:
•temporary differences between accounting and taxation,
•restatements and eliminations imposed by the consolidation,
•tax losses that can be carried forward and whose allocation to future profits is probable.
FIXCO Invest is the head of a tax consolidation group created on October 1, 2018 and made up of all the French entities of the Group.
According to the tax integration agreement, the parent company is the sole beneficiary of the corporate tax savings and additional contributions resulting from the application of the group tax regime and is the only one liable for these taxes. However, the member companies of the tax integration group are jointly and severally liable for the payment of these taxes, within the limit of the amount that would be due by each of them if they had not opted for the group tax regime.
Each company that is a member of the tax integration group is required to pay to the parent company, as a contribution to the tax on profits owed by the latter, an amount equal to the tax on profits which would have affected its results if it had been taxed separately.
4. Significant events for the period presented and subsequent events
4.1. Group activity
The FIXCO Group's main activity is the sale of fastening, waterproofing, roofing and cladding systems for the building industry.
4.2. Significant events for the periods presented
Significant events during the period ended September 30, 2020
The group acquired CLEAS in July 2020. CLEAS is a French company specializing in the design, marketing and installation of fall arrest devices.
The beginning of the fiscal year was marked by a decrease in turnover of 52% in April 2020, and 18% in May 2020, linked to the Covid 19 pandemic. Activity then resumed normally, and the fiscal year ended with an increase in turnover on a like-for-like basis.

Significant events during the period ended September 30, 2021
Debt refinancing transaction
On July 22, 2021, the FIXCO Group entered into a debt refinancing transaction as follows:

Uses		Resources
Repayment of:		New Senior Debt	M€ 180.000
•ICG Senior Bonds	M€ 73.275
•Senior Debt	M€ 113.940	Cash on BS	M€ 9.000

Transaction fees	M€ 1.511
Overfunding	M€ 0.274
Total	M€ 189.000	Total	M€ 189.000

Repayment of existing debt:
ICG Senior Bonds:

Capital	€62,000,000.00
Interest Principal	11,275,170.12
Total	€73,275,170.12

Senior Debt:

	Financière Echezeaux	Plastiform’s	Total
Capital	€93,150,000.00	€20,250,000.00	€113,400,000.00
Interest Principal	438,581.25	95,343.75	533,925.00
Interest Credit revolving	6,416.67	—	6,416.67
Total	€93,594,997.92	€20,345,343.75	€113,940,341.67

Implementation of a new bank loan from CIC of €180 million:
•Subscribed by PLASTIFORM’S for €20.3 million
•Subscribed by ECHEZEAUX GROUPE for €159.7 million
The characteristics of the new loan are as follows:
•Margin on variable interest rate according to the net debt / EBITDA ratio.
•First due date (from 07/22/21 to 09/30/21): 2.25%
Establishment of a current account between FIXCO Invest and ECHEZEAUX GROUPE of €9 million.
Annual rate: 2.25%
By decision of the sole shareholder dated September 8, 2021, this current account advance was converted into a capital increase of ECHEZEAUX GROUPE, in the amount of €9 million, by issuing 9,000,000 new ordinary shares with a nominal value of one euro each, fully paid up by compensation.
4.3.    Subsequent events

Acquisition of FIXCO Group by Simpson Strong-Tie
On April 1, 2022, FIXCO Group was acquired by Simpson Strong-Tie, an industry leader in engineered structural connectors and building solutions. This operation will allow for a greatly increased product portfolio and expanded presence in existing markets. It will further develop the market channel reach in Europe as well as enhance building envelope solutions for industrial and commercial construction.
Ongoing tax audit
Financière Echezeaux was subject to a tax inspection covering fiscal periods of March 2018, March 2019 and March 2020. It relates to the interest-rate on bond with ECHEZEAUX Holding 2 (Groupe 3i). On December 10, 2021, the group received from the French tax authorities a proposed tax reassessment, contested by the Group. The Group is waiting for the tax authorities’ answer following Group comments sent in February 2022.
FIXCO Invest was subject to a tax inspection covering fiscal periods from July 2018 to March 2021. It relates to the interest-rate on mezzanine debt with FASTCO Financing pertaining to Groupe ICG (Intermediate Capital Group). On December 9, 2021, the group received from the French tax authorities a proposed tax reassessment, contested by the Group. Following Group comments sent in February 2022, a meeting with the hierarchical superior took place on April 6, 2022.
5. Consolidation scope
5.1. Entities belonging to the scope of consolidation as September 30, 2021 and September 30, 2020
All entities held directly or indirectly by the FIXCO Group are fully consolidated. The parent company of the Group is FIXCO Invest SAS, a French company.

Scope of consolidation	September 30, 2020		September 30, 2021
	Financial interest	Ownership interest	Financial interest	Ownership interest
FIXCO INVEST SAS N° SIREN 841 250 608 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
ECHEZEAUX GROUPE SAS N° SIREN 534 682 570 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
FINANCIERE ECHEZEAUX SAS N° SIREN 534 678 669 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SAS PLASTIFORM’S N° SIREN 764 500 740 Le Monceau 87380 MAGNAC-BOURG (FRANCE)	100%	100%	100%	100%
SAS ATELIERS LR ETANCO N° SIREN 579 800 764 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SARL LRD N° SIREN 350 171 468 ZA Du Martoulet 87380 SAINT GERMAIN LES BELLES (FRANCE)	100%	100%	100%	100%
SA LRM N° SIREN 321 079 634 145, rue Rateau 93120 LA COURNEUVE (FRANCE)	100%	100%	100%	100%

SARL R-FIX N° SIREN 398 843 748 1, rue Chappé 97420 LE PORT (La Réunion) (FRANCE)	100%	100%	100%	100%
SAS LRM-INDUSTRIES N° SIREN 435 017 165 La Maison Blanche 1759, Route de Quarante Sous 78630 ORGEVAL (FRANCE)	100%	100%	100%	100%
SCI LOBER N° SIREN 350 357 695 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SCI LEPONE N° SIREN 342 724 915 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
NV ETANCO BENELUX Sit Jansveld 8 2160 WOMMELGEM (BELGIUM)	100%	100%	100%	100%
ETANCO GMBH Auf der Landeskrone 57234 WILNSDORF (GERMANY)	100%	100%	100%	100%
ETANCO ROMANIA SRL 4 secteur Aminan BL4, App 70 BUCAREST (ROMANIA)	100%	100%	100%	100%
FRIULSIDER SPA 33048 SAN GIOVANI AL NATISONE (ITALY)	100%	100%	100%	100%
FRIULSIDER UK Bruce Road - Forestfach SA5 4HS SWANSEA (UK)	100%	100%	100%	100%
SICOP SRL Via Delle Industrie, 53, 20037 PADERNO DUGNANO (MI) (ITALY)	100%	100%	100%	100%
ETANCO SP ZOO UL OLSZTYNSKA 30PL, 11-130 ONETA (POLAND)	100%	100%	100%	100%
ETANCO FASTENING SRL COM. BRAZI St Negoiest, srt. Piatra Craiului nr 7, Parc Industrial BIDO - Hala 16 (ROMANIA)	100%	100%	100%	100%
SYSTEA GMBH Margarete-Steiff-Straße 6, 24558 HENSTEDT-ULZBURG (GERMANY)	-	-	100%	100%
CLEAS 5, Rue du Pont à lunette 69390 VOURLES (FRANCE)	60%	60%	60%	60%

5.2. Impact of acquisitions

FIXCO Group acquired 60% of CLEAS shares on July 20, 2020. There are purchase and sale commitments (put and call options) on the remaining 40% of CLEAS exercisable respectively in September and October 2025.

The impacts of these acquisitions on the Group's consolidated financial statements are presented below.

a) Balance sheet at acquisition date

(Euros in thousands)	CLEAS
Net Value
Intangible assets	1
Property, Plant and Equipment	77
Financial assets	12
Total Fixed Assets	90
Inventories	662
Trade accounts receivable	1,649
Other receivables	111
Cash and cash equivalents	1,132
Total Current Assets	3,554
Total Assets	3,644
Share capital	10
Retained earnings	1,366
Total Stockholders’ Equity	1,376
Loans and financial debt	349
Trade accounts payable	1,159
Other liabilities	760
Total Liabilities	2,268
Total Liabilities and Stockholders’ Equity	3,644

b) Revenue and net income

(Euros in thousands)	CLEAS
Revenue (*)	1,143
Net income (*)	109

(*) Revenue and net income generated by CLEAS between the acquisition date and September 30, 2020.

c) Calculation of Goodwill

(Euros in thousands)	CLEAS
Price paid for the acquired business	3,964
Net identifiable assets	(826)
Deferred tax on acquisition expenses	(45)
Goodwill	3,093

d) Effects of acquisition on cash

(Euros in thousands)	CLEAS
Price paid for the acquired business	(3,964)
Cash acquired	1,102
Total cash Impact	(2,862)

Note 6. Detail of balance sheet and profit and loss items

6.1 Revenue

(Euros in thousands)	September 30, 2020	September 30, 2021
France	62,096	82,518
Export	40,692	54,632
Revenue	102,788	137,150

Export revenue includes turnover generated abroad by the French companies. It also includes turnover generated by the foreign companies of the group in their countries or territories (Italy, UK, Poland, etc.).

6.2. Other Income

(Euros in thousands)	September 30, 2020	September 30, 2021
Change in finished good	(4,175)	2,205
Operating grants	-	5
Reversal of operating provisions	308	379
Other operating income	250	352
Transfer of operating charges	4	11
Other income	(3,613)	2,952

6.3. Taxes Other Than Income Tax

(Euros in thousands)	September 30, 2020	September 30, 2021
Payroll Taxes	(238)	(274)
Company value-added contribution (“CVAE”)	(483)	(329)
Other Taxes	(528)	(618)
Taxes other than income tax	(1,249)	(1,221)

6.4. Personnel Expenses

(Euros in thousands)	September 30, 2020	September 30, 2021
Wages and salaries	(14,484)	(17,299)
Social charges	(4,967)	(6,107)
Employee profit sharing	(698)	(981)
Personnel expenses	(20,149)	(24,387)

6.5. Other Operating Expenses

(Euros in thousands)	September 30, 2020	September 30, 2021
Other external expenses	(13,812)	(17,876)
Other expenses	(1,924)	(3,269)
Other operating expenses	(15,737)	(21,145)

6.6. Depreciation and Amortization

(Euros in thousands)	September 30, 2020	September 30, 2021
Amortization	(5,062)	(8,400)
Provisions	(435)	(617)
Depreciation and amortization	(5,497)	(9,017)

6.7. Net Financial Income (Loss)

(Euros in thousands)	September 30, 2020	September 30, 2021
Foreign exchange gains	531	55
Other financial income	24	31
Financial income	555	85
Interest and financial expenses	(9,312)	(9,381)
Foreign exchange losses	(350)	(94)
Other financial expenses	(214)	(342)
Financial expenses	(9,876)	(9,818)
Net financial income (loss)	(9,322)	(9,733)

Interest and financial expenses, amounting to 9,381 K€ in 2021 and 9,312 K€ in 2020 are mainly composed of interest expenses:
•FIXCO related to mezzanine debt for 5,562K€ in 2021 and 5,003 K€ in 2020.
•ECHEZEAUX GROUPE SAS for 2,926 K€ in 2021 and 3,171 K€ in 2020.
•FINANCIERE ECHEZEAUX for 595 K€ in 2021 and 935 K€ in 2020.
•PLASTIFORM’S for 241 K€ in 2021 and 173 K€ in 2020.

6.8. Extraordinary Income (Expenses)

(Euros in thousands)	September 30, 2020	September 30, 2021
Extraordinary income	69	12
Extraordinary expenses	(209)	(471)
Extraordinary income (loss)	(140)	(459)

Income and expenses which, by their nature or their significant nature, do not relate to the group's current activities are recognized in extraordinary income and expenses. Thus, certain compensation for termination of employment contracts and acquisition-related costs are reclassified as extraordinary expenses.

6.9. Income Tax

(Euros in thousands)	September 30, 2020	September 30, 2021
Current income tax	(5,301)	(8,524)
Deferred income tax	(966)	(658)
Income tax	(6,267)	(9,182)

6.10. Goodwill

(Euros in thousands)	March 31, 2021	Change in consolidation scope	September 30, 2021
Gross carrying amount	182,431	144	182,575
Impairment	-		-
Total Net Value	182,431	144	182,575

At September 30, 2021, Goodwill is mainly made of:
•167,215 K€ corresponding to the acquisition of ECHEZEAUX GROUPE by FIXCO,
•12,258 K€ corresponding to the acquisition of SYSTEA on February 28, 2021,
•3,094 K€ corresponding to the acquisition of CLEAS on July 20, 2020.

As of September 30, 2021, and 2020, there was no indication of the need to conduct impairment tests on goodwill.

6.11. Intangible Assets

(Euros in thousands)	March 31, 2021	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	September 30, 2021
Gross carrying amount	145,800	242	-	-	146,042
Trademarks	82,922	-	-	-	82,922
Customer relationship	51,746	-	-	-	51,746
Patents and similar rights	216	1	-	-	217
Licenses and software	327	73	-	-	400
Lease premium	30	-	-	-	30
Other intangible assets	10,559	168	-	-	10,727
Depreciation and amortization	(17,445)	(2,786)	-	-	(20,231)
Customer relationship	(9,062)	(2,173)	-	-	(11,235)
Patents and similar rights	(177)	(6)	-	-	(183)
Licenses and software	(253)	(26)	-	-	(280)
Other intangible assets	(7,952)	(581)	-	-	(8,533)
Total net value	128,355	(2,544)	-	-	125,811

At September 30, 2021, trademarks include the ETANCO, FRIULSIDER and SYSTEA brands for 64.1M€, 15.6M€ and 3.2M€. Customer relationship amounting to 51.7 M€ (gross carrying amount) as at September 30, 2021 are related to ETANCO (42.8 M€) and SYSTEA (8.9 M€) and amortized on a straight-line basis over a period of twelve years.

6.12 Property, Plant and Equipment

(Euros in thousands)	March 31, 2021	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	September 30, 2021
Gross carrying amount	130,412	1,430	(60)	57	131,839
Land	3,850	-	-	1	3,851
Buildings	30,381	26	-	27	30,434
Machinery and equipment	74,645	619	(60)	421	75,624
Other tangible fixed assets	19,662	417	-	(391)	19,688
Tangible fixed assets in progress	1,655	369	-	-	2,023
Payments in advance on tangible fixed assets	219	-	-	-	219
Depreciation and amortization	(88,655)	(2,647)	60	(31)	(91,272)
Buildings	(17,110)	(538)	-	(11)	(17,660)
Machinery and equipment	(59,562)	(1,459)	60	(19)	(60,980)
Other tangible fixed assets	(11,982)	(649)	-	(1)	(12,632)
Total net value	41,757	(1,217)	-	27	40,567

6.13. Financial Assets

(Euros in thousands)	March 31, 2021	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	September 30, 2021
Gross carrying amount	443	-	(4)	-	439
Shares in non-consolidated entities	4	-	-	-	4
Long-term investment securities	4	-	-	-	4
Loans and security	435	-	(4)	-	431
Impairment of financial assets	-	-	-	-	-
Total net value	443	-	(4)	-	439
6.14. Inventories

(Euros in thousands)	Gross carrying amount	Depreciation	Net value as at March, 31, 2021	Gross carrying amount	Depreciation	Net value as at September 30, 2021
Raw materials	4,109	(132)	3,977	5,824	(132)	5,692
Work in progress	422	-	422	663	-	663
Finish products and semi-finished products	58,914	(3,516)	55,399	63,438	(3,484)	59,954
Total	63,445	(3,648)	59,798	69,925	(3,616)	66,309

6.15. Trade accounts receivables

(Euros in thousands)	March 31, 2021	Changes	Allowance of provision	Reversal of provision	Reclassification	Foreign Exchange	September 30, 2021
Trade accounts receivable	56,883	615	-	-	13	(4)	57,507
Allowance for doubtful accounts	(2,966)	-	(259)	69	-	-	(3,155)
Total net value	53,917	615	(259)	69	13	(4)	54,352

6.16. Other receivables

(Euros in thousands)	March 31, 2021	Changes	Amortization	Foreign Exchange	September 30, 2021
Tax and social receivables	1,870	384	-	-	2,254
Income Tax receivables	1,328	806	-	-	2,134
Other Receivables	1,123	196	-	1	1,320
Debt issued costs and prepaid expenses	3,981	19	(1,357)	(1)	2,642
Total net value	8,302	1,405	(1,357)	(0)	8,350

6.17. Break down of deferred tax

Basis of deferred tax are broken down as follows:

(Euros in thousands)	March 31, 2021	Changes	Reclassifications/ Other changes	September 30, 2021
Deferred taxes – asset	4,534	(1,719)	1	2,816
Deferred taxes – liabilities	15,142	(1,061)	-	14,081
Net balance of deferred tax assets / (liabilities)	(10,608)	(658)	1	(11,265)

(Euros in thousands)	March 31, 2021	September 30, 2021
Tax losses carried forward	3,368	1,685
Tax effect of temporary differences related to:
•Intangible assets	(11,458)	(10,856)
•Property, plant and equipment	(4,023)	(3,809)
•Financial assets	540	540
•Inventories	369	355
•Provisions	596	820
Total deferred tax on temporary differences	(13,976)	(12,950)
Net deferred tax assets / (liabilities)	(10,608)	(11,265)

6.18. Provisions

(Euros in thousands)	March 31, 2021	Additions	Reversals	Others	September 30, 2021
Provisions for litigation and claims	179	-	(47)	-	132
Provisions for retirement and post-employment benefits	2,826	148	(13)	-	2,962
Other provisions	4,447	23	(27)	-	4,443
Total Provisions	7,452	171	(87)	-	7,537

The other provisions for risks and charges amounting to 4,447 K€ as at March 31, 2021 and 4,443 K€ as at September 30, 2021 mainly correspond to a provision for tax charges.

6.19. Loans and financial debt

(Euros in thousands)	March 31, 2021	September 30, 2021
Mezzanine debts (1)	175,881	110,229
Bank borrowings and debt (2)	113,400	180,013
Other financial debt	565	596
Loans and financial debts	289,846	290,838

As at March 31, 2021

(1) Mezzanine debts consist of:

a.A subscription to a Mezzanine Senior contract for an amount of €62 million on September 20, 2018. The issue price being €10,000 per 6,200 Mezzanine Bonds between ECHEZEAUX GROUPE as issuer, INTERMEDIATE CAPITAL GROUP plc as mezzanine arranger, INTERMEDIATE CAPITAL GROUP SAS as mezzanine underwriters' agent, INTERMEDIATE CAPITAL GROUP plc as mezzanine paying agent and FASTCO FINANCING S.à.rl. as a mezzanine underwriter. This loan bears an interest rate equal to EURIBOR + 9.5%. These interests are capitalized for 5.5% and paid for 4.0%.

b.A subscription to a Mezzanine Junior contract for an amount of €80 million linked to the acquisition of ECHEZEAUX GROUPE on September 20, 2018. This loan, consisting of 80 million bonds with a value of €1 each, was subscribed between FIXCO Invest as issuer, INTERMEDIATE CAPITAL GROUP plc as mezzanine arranger, Intermediate Capital group SAS as mezzanine subscriber agent, and Intermediate Capital group plc as mezzanine paying agent. This contract matures on September 20, 2027, and bears interest equal to EURIBOR + 11%. Interests are capitalized.

(2) Loans from credit institutions include bank debt at FINANCIERE ECHEZEAUX and PLASTIFORM’S.

About FINANCIERE ECHEZEAUX:

•An initial loan subscription of €115 million, repaid for €16.69 million during the financial year ended March 31, 2021.
•A debt repayment of €6.3 million, initially scheduled for March 31, 2020, which had been postponed due to the pandemic, was repaid on September 30, 2020.

About PLASTIFORMS:

•An initial loan subscription of €25 million, repaid in the amount of €3.635 million during the financial year ended March 31, 2021.

Rate hedging has been set up in accordance with bank documentation with:

•a CAP of 0.00% against Euribor 3M for the period from March 31, 2019 to September 30, 2020
•two CAP strike 0.00% subscribed by FINANCIERE ECHEZEAUX and PLASTIFORM’S, covering 100% of the senior debt for the period from September 30, 2022 to September 30, 2024
•a swap of 0.55% against Euribor 3M for the period from September 30, 2020 to September 30, 2022 (100% coverage of the debt with an average rate of 0.27% over 4 years).

As at September 30, 2021

On July 22, 2021, the FIXCO Group entered into a debt refinancing transaction as follows:

Uses		Resources
Repayment of:		New Senior Debt	M€ 180.000
•ICG Senior Bonds	M€ 73.275
•Senior Debt	M€ 113.940	Cash on BS	M€ 9.000

Transaction fees	M€ 1.511
Overfunding	M€ 0.274
Total	M€ 189.000	Total	M€ 189.000

Repayment of existing debt:
ICG Senior Bonds:

Capital	€62,000,000.00
Interest Principal	11,275,170.12
Total	€73,275,170.12

Senior Debt:

	Financière Echezeaux	Plastiform’s	Total
Capital	€93,150,000.00	€20,250,000.00	€113,400,000.00
Interest Principal	438,581.25	95,343.75	533,925.00
Interest Credit revolving	6,416.67	—	6,416.67
Total	€93,594,997.92	€20,345,343.75	€113,940,341.67

Implementation of a new bank loan from CIC of €180 million:
•Subscribed by PLASTIFORM’S for €20.3 million
•Subscribed by ECHEZEAUX GROUPE for €159.7 million
The characteristics of the new loan are as follows:
•Margin on variable interest rate according to the net debt / EBITDA ratio.
•First due date (from 07/22/21 to 09/30/21): 2.25%
Establishment of a current account between FIXCO Invest and ECHEZEAUX GROUPE of €9 million.
Annual rate: 2.25%
By decision of the sole shareholder dated September 8, 2021, this current account advance was converted into a capital increase of ECHEZEAUX GROUPE, in the amount of €9 million, by issuing 9,000,000 new ordinary shares with a nominal value of one euro each, fully paid up by compensation.

6.20. Trade accounts payable

(Euros in thousands)	March 31, 2021	Changes	Foreign Exchange	September 30, 2021
Suppliers and other trade accounts payable	35,085	(5,378)	36	29,744
Customer advances and payments received on orders	1,288	663	-	1,950
Trade accounts payable	36,373	(4,715)	36	31,694

6.21. Other Liabilities

(Euros in thousands)	March 31, 2021	Changes in consolidation scope	Changes	Foreign Exchange	September 30, 2021
Employee-related liabilities and other tax liabilities	14,301	-	6,454	-	20,755
Deferred revenue	69	-	34	-	103
Other liabilities	583	-	(32)	(7)	543
Total other liabilities	14,952	-	6,456	(7)	21,401

6.22. Share capital

6.22.1 Share capital

(Euros in thousands)	Number of shares	Nominal value in €	Amount in K€
March 31, 2020	129,987,602	0.5	64,994
Issuance during the period	56,140	0.5	28
Repayment during the period	-	-	-
September 30, 2020	130,043,742	0.5	65,022

(Euros in thousands)	Number of shares	Nominal value in €	Amount in K€
March 31, 2021	130,050,574	0.5	65,025
Issuance during the period	-	-	-
Repayment during the period	-	-	-
September 30, 2021	130,050,574	0.5	65,025

The share capital consists of ordinary shares and three categories of preferred shares (A, B and C) with a nominal value of €0.50 each and has been issued and fully paid up.

During the period ended September 30, 2020, a capital increase of 28 K€ euros by decision of the General Meeting of Shareholders of July 31, 2020.

As at September 30, 2021, the share capital amounted to 65,025 K€ and consisted of 35,693,520 ordinary shares, 92,383,844 Preferred shares A, 1,281,922 Preferred shares B and 691,288 Preferred shares C. The Group’s share capital was 86.47% held by the fund FASTCO Investment SARL, 10.89% by LR Lux and 2.64% by some     of the Group’s employees.

The ordinary shares and the preferred shares have the same voting rights. However, the preferred shares have the following special financial rights:

•Preferred shares A:
◦A right to all distributable sums, reserves or premiums until full payment of a preferential and cumulative dividend calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the nominal value of the concerned shares and their holding period;
◦An amount equal to twice the nominal value of the Preferred share A in case of a buyback of the shares or liquidation.

•Preferred shares B:
◦A right to all distributable sums, reserves or premiums until full payment of a preferential and cumulative dividend calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the nominal value of the concerned shares and their holding period as well as the subscription price of the securities held by Fastco Investment SARL;
◦An amount equal to twice the nominal value of the Preferred share B in case of a buyback of the shares or liquidation;
◦In addition, each Preferred Share B entitles its holder, pari passu with the holders of ordinary shares to the ordinary rights calculated pursuant to a formula provided for under the Articles of Association.

•Preferred shares C:
◦A right to all distributable sums, reserves or premiums as well as in case of buyback of the shares or liquidation, until full payment of a preferential and cumulative dividend equal to an amount calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the reached (i) annual internal rate of return as well as (ii) multiple.

6.22.2. Free shares
The Group has two free shares plans for corporate officers and key employees in France, and abroad.

	Plan 2018					Plan 2019
	Free ordinary shares	Free preferred shares B	Free preferred shares C	Free preferred shares C	Free preferred shares C	Free ordinary shares	Free preferred shares B
Grant date	28/11/2018	28/11/2018	28/11/2018	31/07/2019	27/01/2020	06/11/2019	06/11/2019
Vesting conditions to be fulfilled	Subject to the presence of the beneficiary within the group on the vesting date and to the absence of any material breach of the provisions of the articles of association or shareholders' agreement
Fair value at the grant date	1.00 €	1.14 €	0.20 €	0.20 €	0.27 €	1.40 €	1.15 €
Fair value as at September 30, 2020	1.54 €	1.42 €	0.88 €	0.88 €	0.88 €	1.54 €	1.42 €
Fair value as at September 30, 2021	3.00 €	1.84 €	1.74 €	1.74 €	1.74 €	3.00 €	1.84 €
Number of free shares granted	1,163,320	1,255,965	628,316	56,140	6,832	24,043	25,957
Outstanding free shares as at March 31, 2020	1,163,320	1,255,965	628,316	56,140	6,832	24,043	25,957
Number of free shares cancelled	-	-	-	-	-	-	-
Outstanding free shares as at September 30, 2020	1,163,320	1,255,965	628,316	56,140	6,832	24,043	25,957

Outstanding free shares as at March 31, 2021	904,796	976,850	607,135	56,140	6,832	24,043	25,957
Number of free shares cancelled	-	-	-	(13,994)	-	-	-
Outstanding free shares as at September 30, 2021	904,796	976,850	607,135	42,146	6,832	24,043	25,957

In November 2018, a Put/Call Agreement was entered into between all employees of Fixco Group who were granted and/or who acquired Fixco shares and Fastco (the principal shareholder).
6.23.    Other information
6.23.1.    Off-balance sheet commitments given
Bank loan
As part of the Credit Agreement entered into by ATELIER LR ETANCO, PLASTIFORMS and FINANCIERE ECHEZEAUX with CIC, the following commitments were made to the lending banks:
•Compliance with financial ratios,
•Compliance with certain conditions for disposals and acquisitions of assets, distributions, control, activities and additional indebtedness.
All of the assets of the FIXCO Group companies have been pledged to the banks. A guarantee has been given to the banking pool: the pledging of PLASTIFORM'S securities, as well as securities held by PLASTIFORM'S and by ETANCO.
a)Pledge of PLASTIFORM'S Financial Securities Account
FINANCIERE ECHEZEAUX shall, on the Refinancing Date, provide security for all sums due by FINANCIERE ECHEZEAUX in its capacity as Borrower and Surety to the Agent, the Security Agent, the Lenders and any Cover Bank (only if it is a Lender) under the Financing Documents, the PLASTIFORM'S Financial Securities Account Pledge.
b)Pledges of Financial Securities Accounts PLASTIFORM’S Subsidiaries
PLASTIFORM'S shall grant, on the Refinancing Date, as security for all sums due by PLASTIFORM'S to the Agent, the Security Agent, the Lenders concerned and any Cover Bank (only if it is a Lender) under the Financing Documents, Pledges of Financial Securities Accounts of PLASTIFORM'S Subsidiaries.
c)Pledges of Financial Securities Accounts of ETANCO Subsidiaries.
ETANCO shall grant, on the Refinancing Date, as security for all sums owed by ETANCO to the Agent, the Security Agent and the Lenders concerned under the Financing Documents, the Pledges of Financial Securities Accounts of ETANCO Subsidiaries.
6.23.2.    Off-balance sheet commitments received
Credit facilities
LR ETANCO benefits from a credit facility, received on September 20, 2018, in the amount of €20 million, for the purpose of financing its operations. As a precaution due to the Covid 19 epidemic, this facility was used in full (€20m) in March 2020, then repaid in full (€20m) on June 25, 2020.
7. Summary of differences between French GAAP and US GAAP
The Unaudited Interim Condensed consolidated financial statements have been prepared in accordance with French GAAP which, as applied by the Company, differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effects of the application of US GAAP to net income and stockholders’ equity are set forth in the tables below:

Euros in thousands		Six months period ended September 30, 2020	Six months period ended September 30, 2021
French GAAP Net Income as reported in the Consolidated Statement of Operations		637	6,048

Adjustments to conform to US GAAP
Share-based compensation expenses related to shares acquired by and granted free to the employees	b	(567)	(679)
Compensation for post combination services	c	(30)	(76)
Acquisition-related costs	d	(164)	(141)
Leases	e	(65)	14
Defined benefit pension plan	f	(86)	(84)
Debt issuance costs	g	56	218
Interest rate swaps and cap on borrowings	h	(47)	298
Tax uncertainties	i	-	-
Tax effect	j	81	(6)
Total adjustments on Net Income		(822)	(456)

US GAAP Net Income (loss)		(185)	5,592

French GAAP Stockholders’ Equity as reported in the Consolidated Balance Sheet		125,645	140,225

Adjustments to conform to US GAAP
Preferred shares A, B and C classified as Temporary Equity	a	(94,177)	(94,226)
Share-based compensation expenses related to shares acquired by and granted free to the employees	b	-	-
Compensation for post combination services	c.1	(30)	(182)
NCI classified as Temporary Equity	c.2	(594)	(1,066)
Acquisition-related costs	d	(1,323)	(2,080)
Leases	e	(791)	(805)
Defined benefit pension plan	f	(20)	44
Debt issuance costs	g	71	172
Interest rate swaps and cap on borrowings	h	(1,203)	(571)
Tax uncertainties	i	(985)	(985)
Tax effect	j	927	1,023
Total adjustments on Stockholders’ Equity		(98,126)	(98,677)

US GAAP Stockholder’s Equity		27,520	41,548

US GAAP Temporary Equity related to preferred shares A, B and C	a	94,177	94,226

US GAAP Temporary Equity related to NCI	c.2	1,057	1,529

Description of significant French to US GAAP accounting treatment differences
a.Preferred shares A, B and C classified as temporary equity

Under French GAAP, the issuance of preferred shares is accounted for as equity, similar to the accounting for the issuance of ordinary shares.

Under US GAAP, preferred shares A, B and C are classified as temporary equity, as they contain redemption features that are outside of the issuer’s control.

b.Share-based compensation expenses related to shares acquired by and granted free to the employees

Under French GAAP, compensation expense is not recognized in connection with the grant of options, shares or other equity instruments.

Under US GAAP, compensation expense is recognized for these transactions, including for the Company’s shares acquired by the employees and subject to a put/call agreement with the Company’s parent, as the put/call agreement is considered to establish an implicit vesting period.

c.1 - Compensation for post combination services

As mentioned in Note 5.2, FIXCO acquired 60% of CLEAS’ shares on July 2020. There is a put option and a call option on the remaining 40% of CLEAS exercisable respectively in September and October 2025, which may be exercised in advance in certain termination cases.

Under French GAAP, a put option on non-controlling interests (NCI) is considered as an off-balance sheet item until the option is exercised.

Under US GAAP, the put and call options on the remaining 40% of CLEAS are considered to establish compensation to CLEAS’s former owners for post combination services. The related compensation costs are recognized as expenses as the services are rendered.

c.    2 - NCI classified as temporary equity

Under French GAAP, the 40% Non-Controlling Interests (NCI) in CLEAS were measured at their proportionate interest in the net assets of the acquiree on the date FIXCO acquired 60% of CLEAS’ shares. These NCI are accounted for in equity.

Under US GAAP, such NCI were measured at fair value on the date FIXCO acquired 60% of CLEAS’ shares. These NCI are classified as temporary equity under the put and call options on these NCI, as the redemption features are outside of the Company’s control.

d.Acquisition-related costs

Under French GAAP, acquisition-related costs of securities, net of tax, as part of a business combination, are included in the investments in subsidiaries.

Under US GAAP, such costs are expensed as incurred.

e.Leases

Under French GAAP, operating lease expenses are expensed as incurred. Finance leases of fixed assets are capitalized for their value stipulated in the contract and depreciated over the same rules as if they were owned. These fixed assets are considered purchased on credit and a corresponding liability is recognized that gives rise to finance expense.

Under US GAAP (ASC Topic 840), lessees classify leases as either operating or capital leases. Operating leases are off balance sheet and rental payments are charged to expense over the lease term, generally on a straight-line basis. The lessee records a capital lease as an asset and a liability for an amount equal to the present value of the minimum lease payments at the beginning of the lease term. The asset is depreciated over either the estimated useful life of the leased property (if it is reasonably certain that the asset will become the property of the lessee at the end of the lease term) or over the lease term. The periodic rental payments made during the lease term are allocated between a reduction in the obligation and interest expense using the effective interest method.

f.Defined benefit pension plan

Under French GAAP, the provision for retirement commitments on the balance sheet corresponds to the present value of the commitments less the fair value of the plan benefits. Changes in actuarial assumptions are recorded in profit or loss of the period.

Under US GAAP, the provision related to the defined benefit obligation is the present value of benefits that have accrued to employees for services rendered through that date based on actuarial methods of calculation. The changes in actuarial assumptions (prior service costs and actuarial gains and losses) are accounted for in other comprehensive income of the period. The past service costs related to benefits that have vested are amortized over the remaining service period or life expectancy. The actuarial gains and losses are amortized out of other comprehensive income using the corridor method.

g.Debt issuance costs

In accordance with French GAAP, the debt issuance costs are recorded as assets and amortized over the term of debt on a straight-line basis.

Under US GAAP, debt issuance costs are deducted from the carrying amount of the debt. A debtor generally amortizes premiums, discounts and debt issuance costs over the stated term of the debt using the effective interest method, with the amortization classified as a component of interest expense.

h.Interest rate swaps and cap on borrowings

Under French GAAP, interest rate swaps and caps are considered off-balance sheet. The effects of such derivative instruments qualified as hedging instruments are recognized in the statement of operations symmetrically to the hedged item.

Under US GAAP, those instruments held by the Company do not qualify for hedge accounting and are recognized on balance sheet at fair value, with changes in fair value recognized in profit or loss.
i.Tax uncertainties

Under French GAAP, provisions for tax litigation and claims are recognized when the Company has a current obligation in respect of litigation, administrative inquiries, disputes and other claims arising from past events not yet settled, where it is probable that an outflow of economic benefits will be required to settle the obligation and these benefits can be reliably estimated.
Under US GAAP, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.